EXHIBIT 24
                                POWER OF ATTORNEY


         The undersigned hereby constitutes and appoints each of Andrew T. Boyd, Edward B. Cloues, II and Mary E. Vaccara, but only for so long as such person is an employee of K-Tron International, Inc. (the "Company"), each having the power to act singly, as his/her true and lawful attorney-in-fact to:

                  (1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director or executive officer of the Company, as applicable, Forms 3, 4 or 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

                  (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

                  (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

         This Power of Attorney replaces any and all powers of attorney which the undersigned may have previously executed covering the subject matter hereof, all of which shall be deemed revoked, and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked in writing.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the 1st day of June, 2009.


                                    ROBERT E. WISNIEWSKI
                                    --------------------
                                    Signature


                                    Robert E. Wisniewski
                                    --------------------
                                    Print Name